Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - July 2007

Series Deal Size Expected Maturity		1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008
Yield		17.20%	17.20%
Less:	Coupon	5.57%	5.56%
	Servicing Fee	1.50%	1.50%
	Net Credit Losses	3.80%	3.80%
Excess Spread:
	July-07	6.33%	6.34%
	June-07	5.43%	5.45%
	May-07	5.92%	5.92%
Three Month Average Excess Spread		5.89%	5.90%
Delinquency:
	30 to 59 Days	0.87%	0.87%
	60 to 89 Days	0.63%	0.63%
	90+ Days	1.33%	1.33%
	Total	2.83%	2.83%
Principal Payment Rate		20.29%	20.29%